UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11,2025

SACKS PARENTE GOLF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

833-776-6659

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	The Nasdaq Stock Market, LLC

Item 8.01 Other Events

On February 11, 2025, Sacks Parente Golf, Inc. (the “Company”) convened and then determined to adjourn, without conducting any business, a special meeting of stockholders (the “Special Meeting”) because the Company did not have a sufficient number of shares of the Company’s Common Stock present in person or represented by proxy at the Special Meeting to constitute a quorum. The adjourned meeting will reconvene on February 21, 2025 at 1:00 p.m. Pacific Time.

The close of business on December 19, 2024 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Special Meeting. No changes have been made to the proposals to be voted on by stockholders at the Special Meeting. Stockholders who have previously submitted their proxy or otherwise voted and do not want to change their vote do not need to take any action. Stockholders may cast their votes by following the instructions set forth in the Company’s definitive proxy statement on Schedule 14A which was filed with the Securities and Exchange Commission on January 10, 2025 which is available on the SEC’s website at www.sec.gov, and the voting platform at https://ts.vstocktransfer.com/irhlogin/I-SACKSPARENTEGOLFINC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2025	SACKS PARENTE GOLF, INC.

	By:	/s/ GREGOR CAMPBELL
Gregor Campbell
Chief Executive Officer